Exhibit 23.2

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
GORDON K.W.GEE
Chartered Accountant                           #601 325 Howe Street  Vancouver, BC V6C 1Z7
An Incorporated Professional         Telephone: (604) 689 8815   Facsimile: (604) 689 8838
                                                                     Email: gkwg@telus.net
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12 August 2005



United States Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, DC 20549


Dear Sirs / Mesdames


Regarding: Registration Statement on Form SB2
Toro Ventures Inc., a Nevada Corporation
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                         CONSENT OF INDEPENDENT AUDITOR


I consent to the reference to my firm under the caption "Experts" and to the use of my report dated 29 July 2005 on audited financial statements for the period from the inception date of 11 April 2005 to 30 June 2005, and as to related Note 1, included in the Registration Statement on Form SB2 and related Prospectus of Toro Ventures Inc. for the registration of shares of its common stock.


Yours sincerely,


/s/ Gordon K. W. Gee Ltd.
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Gordon K.W. Gee Ltd.
Chartered Accountant

Vancouver, B.C. Canada
08 August, 2005